Exhibit 10.2

CONFIDENTIAL	Confidential Treatment Requested by Tesla Motors, Inc.

GENERAL TERMS AND CONDITIONS

These General Terms and Conditions (“General Terms”) are entered into effective as of October 1, 2014 (“Effective Date”) by and between Tesla Motors, Inc., a Delaware corporation located at 3500 Deer Creek Road, Palo Alto, California, 94304 (“Tesla”), on the one hand, and Panasonic Corporation (“Seller”), on the other hand. Each Tesla and Seller entity is referred to herein as a “Party” and such entities are collectively referred to herein as the “Parties.”

PURPOSE

Tesla desires to engage Seller to develop, supply, and support products for use in Tesla Products and, in connection with that purpose, Seller desires to lease space within a manufacturing facility owned by Tesla (the “Factory”). These General Terms shall govern the relationship of the Parties.

1.	Production Planning and Order Process.

1.1	Production Planning.

(a)	Each month during the Term, Tesla will provide a rolling monthly forecast of its anticipated requirements for Goods for the following periods of time: (i) for the next [***] for each forecast provided until Seller has invested in Seller’s Property required for Seller’s manufacture, supply and/or provision of Goods at the Factory in volumes up to an annual aggregate energy capacity of thirty-five gigawatt-hours (35 GWh); and (ii) for the next [***] for each forecast provided thereafter. Tesla’s forecast is non-binding and provided for planning purposes only. At a monthly meeting led by Tesla (“Production Meeting”), the Parties shall review in good faith Tesla’s forecast, the supply chain and other requirements to manufacture per Tesla’s forecast, any potential or actual constraints on Seller’s ability to manufacture Goods in accordance with Tesla’s forecast, and other business- and production-related issues. The Parties may also mutually agree to invite sub-suppliers that are colocated at the Factory to attend the Production Meeting. The Parties will then establish a production plan and/or update the existing production plan for manufacture and delivery of Goods based on the applicable Lead Time(s). Seller shall not withhold, condition or delay its consent to Tesla’s proposed production plan if Seller is capable of meeting Tesla’s forecast, based on such factors as supply chain constraints, labor constraints, and the performance capability of the Property. The agreed plan is the “Production Plan.” The Parties may agree in writing to adjust the Production Plan at any time.

(b)	At the Production Meeting, the Parties shall also discuss in good faith (i) Seller’s progress in achieving the operational targets set forth in the Contract and the Production Plan, (ii) Seller’s proposed procurement, transportation, installation, or configuration at the Factory of Seller’s Property in connection with the Contract and the Production Plan, and (iii) additional topics proposed by Tesla and/or Seller. Seller shall not invest in Seller’s Property without Tesla’s prior written consent for each investment. For clarification, each investment by or for Seller in Seller’s Property required for Seller’s manufacture, supply and/or provision of Goods at the Factory for Tesla will be subject to a separate written agreement between the Parties and Seller will not be obliged to make any such investment without the separate written agreement.

(c)	Except as otherwise agreed in writing by Tesla and Seller, the Parties shall, for the purpose of exploring the cost effectiveness of the Goods, simplifying logistics, reducing Lead Time, and other agreed reasons, use Commercially Reasonable Efforts to cause Seller’s sub-suppliers required for production of Goods at the Factory to establish operations at the Factory on or around the mutually-agreed timing. For the avoidance of doubt, Tesla acknowledges that Seller cannot guarantee that its sub-suppliers will agree to establish operations at the Factory.

1.2	Offer. The Authorized Purchasers will issue one or more Purchase Orders in accordance with the approved Production Plan and (unless agreed otherwise) at least [***], specifying quantities and delivery days for Goods as contemplated therein (each such order is a “Production Order”). The Authorized Purchasers may also issue Purchase Orders to Seller for Goods, including development parts (each such order is a “Discrete Order”). Purchase Orders will be issued on a rolling basis [***]. Purchase Orders accepted by Seller are binding to the extent set forth in Section 1.5.

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1.3	Acceptance. Seller shall accept or reject each Purchase Order as follows: [***] after receipt of a Production Order which conforms to the Production Plan; and [***] after receipt of either a Discrete Order or a Production Order which does not conform to the Production Plan. If Seller cannot meet the terms set forth in a Purchase Order, Seller will inform Tesla and propose alternative terms. If Tesla accepts such alternative terms, Tesla shall issue a revised Purchase Order that includes such alternative terms. Alternative terms are expressly rejected unless incorporated into a Purchase Order. Notwithstanding the foregoing, Seller may only reject a Production Order to the extent it fails to conform to the terms of the Production Plan, and Seller shall be deemed to have waived any objections and accepted the Production Order if Seller fails to object in writing within the timeframe specified above. Seller’s acceptance of a Purchase Order is referred to as the “Acceptance”.

1.4	Terms of the Contract. Upon Seller’s Acceptance, the terms of the relevant Purchase Order, together with the terms in the other relevant Contract Documents, will become a binding contract between Tesla and Seller (each, a “Contract”). Acceptance is expressly limited to the terms provided by the Contract. Terms in any invoice and any other modifications, counterproposals, or counteroffers proposed by Seller to a Purchase Order are expressly rejected and shall not become part of the Contract.

1.5	Purchase Order Liability. Tesla may, at any time and without any liability to Seller, adjust the volume(s) of Goods under any Contract, up or down, as follows upon written notice: (a) by up to [***] for Goods to be delivered [***]after the date of Tesla’s notice, provided that such timeframe is within the applicable Lead Time and such timeframe shall be increased by the period of time reasonably required for Seller to ship materials from its current offshore suppliers (not to exceed a total of [***]) (for example, by giving notice on January 15, Tesla may adjust the volume of Goods to be delivered between [***]; (b) [***] after the date of Tesla’s notice, provided that such timeframe is within the applicable Lead Time and such timeframe shall be increased by the period of time reasonably required for Seller to ship materials from its current offshore suppliers (not to exceed a total of [***]) (for example, by giving notice on January 15, Tesla may adjust the volume of Goods to be delivered between [***]; and (c) [***], subject only to Seller’s actual capacity, labor constraints and supply chain constraints, for Goods to be delivered after the period of time following such notice that is equal to the applicable Lead Time. Seller shall be deemed to automatically consent to any such adjustment pursuant to this Section 1.5 without the need for a written consent.

1.6	Purchase Commitment. Tesla will commit to purchase all conforming and non-defective Goods during the Term and pursuant to the Production Plan up to an annual aggregate energy capacity of thirty-five gigawatt-hours (35 GWh); provided, however, that: (a) [***]; (b) the Goods [***]; and (c) market conditions support the purchase of Goods in volumes contemplated by the Production Plan, but without limiting Tesla’s commitments in written agreements between the Parties for investments in Seller’s Property as contemplated in Section 1.1(b).

2.	Goods.

2.1	Quantity. Quantities and delivery dates shall be as stated in the applicable Purchase Order accepted by Seller, unless otherwise agreed to in writing by the Parties. If Seller has reason to believe that its ability to deliver any Goods is or may be constrained, Seller shall [***]notify Tesla setting forth the cause for the anticipated delay. Any oral communication shall be [***]confirmed in writing.

2.2	Changes.

(a)

Seller shall not make any change to: (i) the Goods without Tesla’s prior written consent, which Tesla may withhold in its sole but reasonable discretion; (ii) its manufacturing process in a manner that could result in non-conforming or defective Goods or that could impact operations at the Factory of one or more other companies (i.e. Tesla and/or a colocated sub-supplier) without Tesla’s prior written consent, which Tesla will not unreasonably withhold; and (iii) its suppliers in a manner that could result in non-conforming or defective Goods or that could impact operations at the Factory of one or

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more other companies (i.e. Tesla and/or a colocated sub-supplier) without prior written notice to Tesla, provided that (A) Seller shall consider any objections by Tesla in good faith and discuss the proposed change with Tesla in good faith, and (B) Seller shall not make any such change that will, or is reasonably likely to, adversely affect any of the following with respect to the Goods: [***].

(b)	[***]. If [***], Seller shall use Commercially Reasonable Efforts to notify Tesla in writing within [***] after receipt of such request or proposal and prior to making the change if such change will affect [***], and Seller shall also provide the basis for such determination. If Seller proposes a change hereunder, Tesla will use Commercially Reasonable Efforts to respond to Seller’s proposal within [***]. Tesla and Seller will negotiate in good faith on [***] in connection with [***], but the [***] shall not [***] due to [***] unless [***]. For clarification, Seller is not obliged to make such change requested or proposed by Tesla unless [***] or other appropriate [***] in connection with such change is agreed between the Parties in writing.

2.3	[***]. Tesla may propose that Seller [***]. In such case, Seller will discuss with Tesla and consider such proposal in good faith.

2.4	Tesla Responsibilities.

(a)	In order to facilitate Seller’s performance of its obligations under the Contract, Tesla will perform those tasks and fulfill those responsibilities of Tesla (including, as applicable, provision of Tesla-Supplied Items) as expressly set forth in these General Terms and/or the Contract (“Tesla Responsibilities”). Seller’s performance of its obligations may be dependent in some circumstances on Tesla’s timely and effective performance of the Tesla Responsibilities and timely decisions and approvals by Tesla.

(b)	Tesla’s failure to perform any of the Tesla Responsibilities (or cause them to be performed) will not constitute grounds for termination by Seller except as provided in Section 13.3 (Termination); provided, however, that Seller’s nonperformance of its obligations under these General Terms and/or the Contract will be excused if and to the extent (i) such nonperformance results from Tesla’s failure to perform any Tesla Responsibilities, and (ii) Seller provides Tesla with reasonable notice of such nonperformance and, if requested by Tesla, uses Commercially Reasonable Efforts to perform notwithstanding Tesla’s failure to perform. If Seller’s use of Commercially Reasonable Efforts to perform its obligations in such a circumstance would cause Seller to incur significant uncompensated expenses, Seller may notify Tesla. In that case, Seller’s obligation to continue its efforts to work around Tesla’s failure to perform Tesla Responsibilities will be subject to Tesla agreeing to reimburse Seller for its actual, reasonable and incremental uncompensated expenses. The Parties shall also discuss in good faith Seller’s actual and reasonable out-of-pocket costs and expenses caused by Tesla’s failure to perform any Tesla Responsibility (e.g. loss of material, increased labor costs) and, subject to Section 12 (Liability), Tesla will be responsible for reimbursing such costs and expenses which Seller cannot mitigate or avoid using Commercially Reasonable Efforts.

(c)	From time to time, Tesla may provide Seller with access to proprietary computer systems and technologies owned and operated by Tesla and/or its Affiliates (the “Systems”) to facilitate the performance of Seller’s obligations under the Contract. Seller is not obliged to use the Systems unless agreed by Seller in writing. Seller will only use the Systems for the business purposes of Tesla. Tesla may periodically monitor all uses of the Systems as allowed by law and review user access records maintained by Seller. To the maximum extent permitted by applicable Law, Seller’s users will have no expectation of privacy in connection with their use of the Systems. Seller shall be solely responsible for obtaining and maintaining the hardware and software it uses which are necessary to properly access the Systems and perform its obligations under the Contract.

3.	Delivery.

3.1

Packing and Shipment. Tesla may specify the method of transportation and the type and number of packing slips and other documents to be provided with each shipment. The Parties shall discuss in good faith and agree on the manner in which Seller will pack and ship Goods, including labeling and hazardous

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materials instructions. If Tesla has not provided packing or shipping instructions, Seller will pack and ship Goods in accordance with industry standards (with reference to the lithium-ion battery cell industry). If Seller is required to use Tesla’s returnable packaging, the Parties will discuss in good faith the responsibility for cleaning and maintaining such returnable packaging.

3.2	Delivery Terms. Seller will deliver Goods in strict accordance with the Contract terms. Unless otherwise stated in the Contract, Goods will be delivered [***] and title and risk of loss will transfer upon receipt of the Goods by Tesla.

3.3	Time is of the Essence. TIME IS OF THE ESSENCE AS TO DELIVERY OF ALL GOODS. If Seller does not deliver any Goods in accordance with the Production Plan then, subject to Sections 2.4 (Tesla Responsibilities) and 12.2 (Force Majeure) and except for any other cause attributable to Tesla, Seller shall be in Default. In addition to any other obligations to which Seller shall be subject to under the Contract, if Seller cannot meet the delivery dates and/or quantities of Goods specified in the Contract, Seller will promptly notify Tesla and the Authorized Purchaser and: (a) Seller shall provide substitute goods at the agreed price in the Contract from its operations at the Factory or elsewhere; and (b) if Seller cannot provide substitute goods within a reasonable time, the Authorized Purchaser may cancel any remaining portion(s) of the relevant Contract(s) without liability to Seller, in which case the required volumes set forth in writing between the Parties (e.g. Production Plan) shall be reduced.

3.4	Over-Shipments. If Seller delivers more Goods than specified in an Order, the Parties shall discuss the over-shipment in good faith and Seller shall, at its sole discretion, either: (a) accept the return of the Goods delivered in excess of the Order [***] (the “Excess Goods”), or (b) allow the Authorized Purchaser to retain the Excess Goods [***], in which case the Authorized Purchaser may also in its sole discretion reduce the quantities for future deliveries under the Production Plan and under its Order(s) by the quantity of Excess Goods.

3.5	[***]. During the Term, Seller shall not [***] Goods which are manufactured at the Factory, [***] unless: (a) Tesla gives prior written consent, which Tesla may withhold in its sole but reasonable discretion; and (b) [***], as reasonably determined by both Parties based on a good faith discussion, [***]. Prior to [***] under this Section, Tesla shall, as reasonably requested by Seller, provide to Seller the information reasonably required for Seller to comply with sub-paragraph (b) above, including, the [***].

4.	Invoicing and Payment.

4.1	[***]. Seller shall provide Tesla [***]. Such information shall be deemed to be Seller’s Highly Confidential Information under the NDA.

4.2	Pricing. The pricing and pricing methodology applicable to the Goods shall be set forth in the then-current Pricing Agreement.

4.3	Invoicing. Invoices will be in the currency specified in the Pricing Agreement, unless otherwise agreed, and will be sent to Tesla’s Accounts Payable Department as reasonably directed by Tesla. The invoice will detail the Goods for which payment is being requested, and the applicable Purchase Order number. Charges associated with shipping for which Tesla is responsible will be invoiced separately.

4.4	Payment. Except as otherwise provided in the Contract, Tesla will pay Seller’s charges [***] days after receipt of each invoice; provided, however, that (i) Tesla may withhold payment of any invoiced charges that Tesla disputes in good faith; (ii) payment of any charges shall not be deemed an approval of such charges or acceptance of non-conforming Goods, and Tesla or the Authorized Purchaser may later dispute such charges; and (iii) Tesla’s or the Authorized Purchaser’s payment of charges shall not relieve Seller of any of its warranties or other obligations under the Contract. If any Authorized Purchaser is repeatedly late or early in making payment, the Parties shall discuss in good faith whether to adjust the then-current payment terms and pricing methodology.

4.5	[***]. If any Authorized Purchaser fails to pay undisputed amounts due in a timely manner which are in a material amount, Seller may give notice to Tesla and the Parties shall within a reasonable time discuss in good faith at a meeting with senior representatives of both Parties. If the Authorized Purchaser fails to pay promptly after the meeting, [***] until Tesla or the Authorized Purchaser pays the undisputed amounts in full which are past due.

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4.6	Credits; Customs. Credits or benefits related to taxes and export/import duties resulting from the Contract, including trade credits, export credits or the rights to the refund of duties, taxes, or fees, belong to Tesla unless otherwise prohibited by applicable law. Seller shall retain all information related to the Goods and/or materials therefor (as applicable) as required by United States and any other applicable customs authorities, and shall provide all such information and certificates related to the Goods and/or materials therefor (as applicable) (including NAFTA Certificates of Origin) necessary to permit Tesla to receive these benefits or credits. Seller will provide Tesla with all information and records relating to the Goods necessary for Tesla to: (a) receive these benefits, credits, and rights; (b) fulfill any customs obligations, origin marking or labeling requirements, and certification or local content reporting requirements; (c) claim preferential duty treatment under applicable trade preference regimes; and (d) participate in any duty deferral or free trade zone programs of the country of import. If and to the extent applicable, Seller (or, if applicable, its supplier) will obtain export licenses and authorizations and pay export taxes, duties, and fees related to the Goods and/or materials therefor (as applicable) which are imposed, levied or otherwise payable prior to delivery of such Goods and/or materials (as applicable) to the Authorized Purchaser unless otherwise stated in the Contract, in which case Seller will provide all information and records necessary to enable Tesla to obtain those export licenses or authorizations.

4.7	Taxes.

(a)	This Section 4.7 sets forth the allocation of responsibility between the Parties for taxes arising out of or in relation to these General Terms and each Contract.

(b)	Unless otherwise stated in the Contract, including the then-current Pricing Agreement, the Contract price includes all applicable federal, state, provincial, and local taxes other than sales, value added, or similar turnover taxes or charges. The Goods purchased from Seller are for resale which is exempt from all sales, use, value added or similar taxes, and Seller will not charge sales, use, value added or similar taxes on its invoices to Tesla for Goods provided that Tesla has provided Seller a valid resale certificate for Seller’s records. If Seller is required by law to pay or collect from Tesla any taxes or charges, Seller will separately invoice Tesla for such taxes or charges subject to Section 4.6 (Credits).

(c)	Subject to Section 4.8(b) above, each Party will remain responsible for and shall pay (without reimbursement) any and all taxes that are assessed on any goods or services used or consumed by such Party (or its Affiliates) in performing its obligations under the Contract where the tax is imposed on such Party’s (or its Affiliates’) acquisition or use of the goods or services in the performance of such obligations, and other personal property taxes on property owned or leased by such Party (or its Affiliates) unless otherwise expressly provided in the Contract.

(d)	Each Party shall be responsible for any: (i) taxes on its (or its Affiliates’) revenue, net income or gross receipts; (ii) franchise, business and occupational taxes (or similar in nature) on its business activities, and (iii) employer-related taxes with respect to its personnel (e.g. employee taxes, workers compensation and unemployment insurance).

(e)	The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.

5.	Product Warranties.

5.1	Product Warranties.

(a)

Seller represents and warrants to Tesla and the relevant Authorized Purchaser(s) that: (i) during a period ending [***] from the date of Seller’s [***] of the Goods, the Goods will be free from defects in design, workmanship and material and will comply with the Specifications, and (ii) during the period ending [***] after the date of Seller’s [***] of the Goods, the Goods shall [***] (which may include [***] under the agreed conditions) (the foregoing timeframes are, as applicable, the “Warranty Period”). Tesla hereby acknowledges and agrees that if Goods are not defective and/or

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comply with the applicable Specifications, it does not mean that a Tesla battery pack, Module and/or Tesla Product cannot be defective for some other reason, including, without limitation, improper design or manufacturing by Tesla or a third party.

(b)	Exclusions. Notwithstanding anything herein to the contrary, the warranties in Section 5.1(a) will not apply to damage or Non-Conformities in Goods to the extent caused by any of the following:

(i)	the design, manufacture and/or function of the overall system, equipment and/or goods of which the Goods are part (e.g. Module, Tesla Product);

(ii)	accident or act of God;

(iii)	[***];

(iv)	misuse, neglect, abuse, mishandling, misapplication, modification, alteration by Tesla, the relevant Authorized Purchaser or any third party, or improper installation, service, operation, storage, shipment, testing, checkout or maintenance by Tesla, the relevant Authorized Purchaser or any third party;

(v)	failure by Tesla, the relevant Authorized Purchaser or any third party to follow (A) the reasonable instructions, cautions, warnings, and notes set forth in the Specifications, and/or (B) any other reasonable direction from Seller;

(vi)	[***] in a Good due to any cause other than [***]; or

(vii)	[***] in a Good due to any cause other than [***].

5.2	New Items; Title. Seller further represents and warrants to Tesla and the Authorized Purchasers that, upon delivery to the Authorized Purchaser, the Goods will: (i) be new (and not refurbished), unless expressly approved otherwise in writing by Tesla in each case; and (ii) be free and clear of any and all liens, security interests, and encumbrances of any nature, with title vesting solely in the Authorized Purchaser.

5.3	Inspection. The Authorized Purchaser will inspect each shipment of Goods within [***] after receipt, using Commercially Reasonable Efforts to evaluate whether the Goods conform to the warranties set forth herein (including [***]) within [***] after receipt.

5.4	Procedure. If an Authorized Purchaser gives written notice during the Warranty Period in good faith that Goods fail to conform to any of the warranties in Section 5.1 (as applicable, a “Non-Conformity”):

(a)	The Authorized Purchaser will, if requested by Seller, provide all available information regarding the alleged Non-Conformity in the Goods, including: [***] of the Tesla battery pack and/or Module;

(b)	Seller may require return of the Goods and/or inspect the Goods to verify the existence of a Non-Conformity [***];

(c)	Tesla shall use Commercially Reasonable Efforts to support Seller’s verification of the existence of a Non-Conformity, and the Parties shall discuss the alleged Non-Conformity in good faith;

(d)	In the event of a disagreement or dispute as to the existence of a Non-Conformity, the Parties will [***] and whether such Non-Conformity resulted from a breach of Seller’s warranties as set forth in Section 5.1(a);

(e)

Seller shall, within [***], provide replacement conforming Goods which are new (and not refurbished) for each Good which has a Non-Conformity as follows unless otherwise agreed in writing between the Parties: (i) for each such Good [***]; and (ii) for each such Good [***]. If Tesla and Seller agree based on a good-faith discussion that the affected Good has a Non-Conformity, Panasonic shall replace the Good in accordance with the foregoing. If Tesla and Seller do not agree based on a good-faith discussion whether the affected Good has a Non-Conformity and Seller does not establish that the Good is free of any Non-Conformity either within [***] after the Authorized

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Purchaser’s notice or a longer time approved in writing by the Authorized Purchaser in its sole but reasonable discretion, [***]. If Seller establishes that the affected Good does not have a Non-Conformity within the timeframe referenced above (i.e. [***] or an approved longer period), Seller will not be obligated to replace the Good under this Section 5.

(f)	Any replacement pursuant to this Section 5 shall be [***] and, subject to Section 5.9 [***] below, (A) the replacement shall be [***], and (B) [***]; and

(g)	If Seller instructs Tesla in writing to destroy and/or recycle any Goods with an actual or alleged Non-Conformity, Seller shall [***].

5.5	Future Performance. All representations and warranties of Seller extend to future performance of the Goods during the Warranty Period and are not modified, waived or discharged by delivery, inspection, tests, acceptance or payment. Tesla’s approval of any design, drawing, material, process or specifications in good faith will not relieve Seller of these representations and warranties. The warranties set forth in this Section 5 shall survive acceptance and payment by Tesla and the termination or expiration of the Contract.

5.6	Application of Warranties. Seller agrees that the warranties set forth in this Section 5 extend to all Goods, notwithstanding the fact that such Goods delivered to Authorized Purchasers under the Contract may be produced, in whole or in part, by any of Seller’s divisions, parent, subsidiaries, Affiliates, or suppliers and, therefore, such warranties shall not be disclaimed or otherwise limited in any way merely due to the fact that any Goods have been produced by any such entity.

5.7	Disclaimer. THE WARRANTIES SET FORTH IN THESE GENERAL TERMS ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE GOODS, WHETHER ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE, OR WHETHER ORAL, WRITTEN, EXPRESS, IMPLIED OR STATUTORY, ALL OF WHICH ARE HEREBY WAIVED BY TESLA, AUTHORIZED PURCHASERS AND SELLER. THE EMPLOYEES AND AGENTS OF EACH PARTY ARE NOT AUTHORIZED TO MAKE MODIFICATIONS TO SUCH WARRANTIES, OR ADDITIONAL WARRANTIES BINDING ON SUCH PARTY; ACCORDINGLY, ADDITIONAL STATEMENTS, WHETHER ORAL OR WRITTEN, DO NOT CONSTITUTE WARRANTIES AND SHOULD NOT BE RELIED UPON BY THE OTHER PARTY. FOR THE AVOIDANCE OF DOUBT, TESLA UNDERSTANDS THAT THE GOODS [***] (I) [***], (II) [***], OR (III) ANY OTHER CONDITIONS DIFFERENT FROM THOSE FOR WHICH THE GOODS WERE ORIGINALLY DESIGNED, AND THAT TESLA SHOULD TAKE PROPER STEPS TO [***]. NO ACTION, SUIT OR ARBITRATION SHALL BE BROUGHT ON AN ALLEGED BREACH OF THE WARRANTIES SET FORTH IN THESE GENERAL TERMS MORE THAN [***] MONTHS FOLLOWING THE EXPIRATION OF THE APPLICABLE WARRANTY PERIOD.

5.8	Quality Plan Requirements and Approval.

(a)	Seller will supply Goods in accordance with a mutually-agreed quality plan (“Quality Plan”) which is developed during the design development process, during the Production Part Approval Process (PPAP), and/or as listed in the applicable Specifications. Only after the Quality Plan for the Goods is approved by Tesla shall the Goods be allowed to be shipped for use in Tesla Products. Seller shall submit a mutually-agreed quantity of samples of a standard production run of Goods to Tesla per a mutually-agreed Quality Plan. The responsibility for the cost and expense of such samples will be determined by the mutual agreement between the Parties.

(b)	As part of the Quality Plan and during PPAP, (i) the Parties shall include [***] in the Specification for each Good as related to [***], and (ii) [***].

(c)

Seller shall also provide Tesla with the following: for any process change subsequent to the initial PPAP, Seller shall submit a Process Change Request (“PCR”) explaining the requested change and providing a report summarizing Seller’s testing and validation processes for the requested change.

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Seller shall also submit to Tesla for evaluation a mutually-agreed quantity of samples of the Goods incorporating the PCR features, produced on mass production equipment. The responsibility for the cost and expense of such samples will be determined by the mutual agreement between the Parties. Only after the PCR is submitted and approved by Tesla shall the Goods be allowed to be shipped for use in Tesla Products.

(d)	Seller agrees that the Goods shall conform to the Quality Requirements attached hereto as Exhibit 1.

5.9	[***]. If, with respect to Goods, Modules and/or Tesla Products, [***], Seller shall be liable for the [***]. Notwithstanding the foregoing, Seller shall not be liable under this paragraph to the extent that [***]. Seller’s liability set forth in [***] and in no event shall Seller be liable for any lost goodwill, profit, revenue or savings in connection with [***]. To the extent permitted by applicable law, Tesla shall (a) notify Seller promptly after becoming aware of [***] in connection with the [***], to the extent related to the Goods, (b) consult with Seller in good faith regarding such [***], and (c) provide such information as reasonably requested by Seller from time to time with respect to the [***]. Seller shall not be responsible or liable for [***] if (A) the affected Goods were [***], as determined by the Agreed Tests; or (B) [***] was caused by [***]; or (C) [***] occurred more than [***] after the delivery of such affected Goods to the Authorized Purchaser.

5.10	Corrective Action. Seller will promptly notify Tesla in writing if Seller becomes aware of any ingredient, component, design or defect in the Goods that is or may become harmful to persons or property or fails to meet the Specifications or other requirements of the Contract. Seller will promptly develop, document and implement corrective actions in accordance with all mutually-agreed quality control policies and standards, including by: (a) promptly investigating and reporting on the root cause of the problem; (b) remedying the cause of the problem for future production and resuming performance in accordance with the Contract; (c) implementing and notifying Tesla of measures taken by Seller to prevent recurrences if the problem is otherwise likely to recur; and (d) making written recommendations to Tesla for improvements in procedures.

6.	Representations and Warranties.

6.1	General. Each Party represents and warrants that it (and its Affiliates to the extent applicable): (a) will perform all of its obligations under these General Terms and the Contract in a professional and workmanlike manner, consistent with industry standards and in accordance with all of the terms of these General Terms and the Contract; and (b) has the right and ability to enter into, perform the obligations under and agree to the covenants contained in these General Terms and each Contract. Seller further represents that: (c) [***]. Tesla further represents that: (d) each obligation of any Tesla entity under a Contract is binding on all Tesla entities which are Parties to these General Terms as if each such Tesla entity had agreed to the obligation.

6.2	Operations. Seller will: (a) if and to the extent relevant to the Contract and applicable to Seller, comply with all of the following: industry-standard and/or mutually-agreed supplier quality and development process program requirements, quality control and safety standards, and procedures and inspection systems, including Exhibit 1, the Global Automotive Declarable Substance List (“GADSL”), and as applicable EU Directives 2002/95/EC (Restriction on Hazardous Substances or “RoHS”) and 2006/66/EC (re: batteries and accumulators and waste batteries and accumulators), as each may be amended from time to time; (b) provide an accurate and complete International Material Data System (“IMDS”) submission for each non-prototype Good; and (c) provide all information reasonably required for Tesla to comply with its legal obligations, such as the California Transparency in Supply Chains Act of 2010 and (if and to the extent applicable to the Goods) Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (commonly referred to as the conflict minerals provision), as each may be amended from time to time. Upon request by Tesla, Seller shall provide evidence of its compliance with each of the foregoing and as reasonably requested by Tesla for purposes of Tesla’s compliance with its legal obligations.

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6.3	Compliance with Laws and Tesla Policies.

(a)	Each Party will, at its cost and expense, obtain all necessary regulatory approvals, licenses, and permits (collectively, “Permits”) applicable to its business and comply with all Laws applicable to its business or the performance of its obligations under these General Terms and each Contract, as such Laws may be revised from time to time. Seller will provide Tesla with accurate material safety data sheets regarding the Goods and, if requested by Tesla, submit to Tesla evidence of such compliance. Each Party will also provide the other Party with all information reasonably required in order for the other Party to comply with Laws applicable to it.

(b)	To the extent not prohibited by Law, each Party will promptly notify the other Party in writing of any investigation or inquiry into whether such Party (or any of its subcontractors) is charged with failing to comply with any Laws that may or will impact, or are otherwise applicable to, such Party’s performance under these General Terms and/or the Contract.

(c)	Seller will comply with any Tesla policies, standards, rules, and procedures (collectively, “Tesla Policies”) applicable to performance of Seller’s obligations under the Contract and/or to the Factory which are disclosed to Seller in writing and approved by Seller, as such Tesla Policies may be revised from time to time subject to Seller’s approval, and Seller shall not unreasonably withhold, condition, or delay its approval for any such Tesla Policy or any changes thereto.

6.4	Debarment. During the Term, Seller represents and warrants that it shall not be: (i) debarred, suspended, excluded or disqualified from doing business with the United States Government; (ii) listed on the Excluded Parties List System maintained by the General Services Administration of the United States Government (found at www.epls.gov); or (iii) a Person with which U.S. Persons are prohibited from transacting business of the type contemplated by the Contract or with which U.S. Persons must limit their interactions to types approved by the US Department of Treasury, Office of Foreign Assets Control (“OFAC”), such as by Law, executive order, trade embargo or restriction, economic sanction, or lists published by OFAC. Seller agrees to immediately notify Tesla in writing in the event Seller breaches any of the preceding representations and warranties or has reason to believe that it will become in breach of any of the preceding representations and warranties. Such breach of any representation or warranty under this Section 6.4 shall be deemed a Default under the Contract for which Tesla may immediately terminate the Contract without being required to provide notice or permit Seller to cure such Default.

7.	Indemnification.

7.1	Indemnification by Seller. Seller agrees to indemnify, defend and hold harmless Tesla, its Affiliates, and their respective directors, officers, employers and agents (collectively “Tesla Indemnitees”) from and against any and all costs, fees, penalties, expenses, third-party damages, attorneys’ fees and all other liabilities to any third party whatsoever (“Losses”), arising out of any Claim against any Tesla Indemnitee which arises from or relates to any actual or alleged:

(a)	except to the extent that the Claim pertains to Tesla Products and/or Modules, infringement of any Intellectual Property Right relating to Goods or any portion thereof, on its own or in combination with other goods or services;

(b)	challenge to Tesla’s sole right, title and interest in the Factory, Goods or the Tesla Property, or right to possession of Tesla Property, in each case brought by any third party supplier to Seller or agent to Seller, including toolmakers, subcontractors, and lending institutions; or

(c)	Personal injury (including death) or property damage to the extent caused by a defect in design, workmanship and material (during or after the Warranty Period) and/or non-conformity (with reference to the applicable Specifications within the Warranty Period) in one or more Goods; provided, however, that:

(i)	the foregoing obligation shall not apply to the extent that: (A) Tesla was aware of or, in the exercise of reasonable care, should have been aware of the existence of such defect and/or

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non-conformity; (B) the Losses were caused by the Tesla Products, including but not limited to Tesla’s battery packs, Modules (including circuit and equipment matching issues), and their respective assembly, manufacture or placement, sale, use, operation, storage, and/or transportation; and/or (C) the Losses were caused by [***] if (x) the affected Goods were part of [***]; or (y) such [***] was caused by [***]; or (z) such [***] occurred more than [***] years after the delivery of such affected Goods to the Authorized Purchaser; and

(ii)	to the extent permitted by Law, the liabilities of Seller pursuant to this Section 7.1(c) will not [***] (the [***]), and the Tesla Indemnitees shall not be indemnified or held harmless in connection with such Losses [***].

7.2	Indemnification by Tesla. Tesla agrees to indemnify, defend and hold harmless Seller, its Affiliates, and their respective directors, officers, employers and agents (collectively “Seller Indemnitees”) from and against any and all Losses arising out of any Claim against any Seller Indemnitee which arises from or relates to any actual or alleged:

(a)	infringement of any Intellectual Property Right to the extent caused by Tesla Products and/or Modules in which the Goods are used;

(b)	challenge to Seller’s sole right, title and interest in materials, work-in-process, Goods or Seller Property, or right to possession of Seller Property, in each case brought by any third party supplier to Tesla or agent to Tesla, including toolmakers, subcontractors, and lending institutions; or

(c)	Either (i) defects or quality issues with respect to Tesla Products, including but not limited to Tesla’s battery packs and Modules, (including circuit and equipment matching issues) and their respective assembly, manufacture or placement, sale, use, operation, storage, and/or transportation, or (ii) [***] if (A) the affected Goods were [***]; or (B) such [***] is caused by [***]; or (C) such [***] occurred more than [***] years after the delivery of such affected Goods to the Authorized Purchaser; provided, however, that: (A) the foregoing obligation shall not apply to the extent that the Losses were caused by [***]; and (B) to the maximum extent permitted by Law, the liabilities of Tesla pursuant to this Section 7.2(c) will not [***] (the [***]), and the Seller Indemnitees shall not be indemnified or held harmless in connection with such Losses [***].

7.3	Procedure. The Party seeking indemnification by the other Party under this Section 7 (the “Indemnified Party”) will give prompt written notice of the Claim for which indemnification is sought. Failure to give notice will not diminish the indemnifying Party’s obligation under this Section if it has or receives knowledge of the existence of the Claim by any other means or if the failure does not materially prejudice its ability to defend the Claim. The indemnifying Party may select legal counsel to represent the indemnified Party (said counsel to be reasonably satisfactory to the indemnified Party) and otherwise control the defense and, subject to the other terms of this Section 7.3, resolution of the Claim. If the indemnifying Party elects to control the defense of such Claim, the indemnified Party may at its option participate in the defense of any Claim with its own counsel at its own expense; provided that such indemnified Party shall not resolve the Claim without the prior written consent of the indemnifying Party. If the Claim is one that cannot by its nature be defended solely by the indemnifying Party, then the indemnified Party will make available information and assistance as the indemnifying Party may reasonably request, at the indemnifying Party’s expense. The indemnifying Party may not, without the prior written consent of the indemnified Party, (i) consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting any indemnified Party, or (ii) consent to the entry of any judgment or enter into any settlement unless such judgment or settlement provides for an unconditional and full release of the indemnified Party and does not diminish any of such Party’s rights under these General Terms and/or the Contract or result in additional fees or charges to the indemnified Party. The indemnified Party may not make any party admissions in respect of a Claim if the indemnifying Party elects to control the defense of the Claim. For avoidance of doubt, the indemnifying Party may invoke any applicable statutes of limitations in conducting the defense of any such Claim.

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7.4	Limitations. To the maximum extent permitted by applicable law and subject to [***] (as applicable), the Parties’ respective obligations under this Section 7 will apply even if an Indemnified Party’s conduct has contributed to the Losses, but the obligation to indemnify will not apply to the extent that Losses were caused by such Indemnified Party. Each Party’s obligation to defend and indemnify under this Section 7 will also apply regardless of whether the Claim arises in tort, negligence, contract, warranty, strict liability or otherwise.

7.5	Infringement Claims. If any Goods become, or in Seller’s reasonable opinion is likely to become, the subject of an infringement or misappropriation Claim, Seller will promptly notify Tesla (the “Infringement Notice”) and, at Seller’s expense and in addition to indemnifying Tesla Indemnitees as provided in this Section 7 (Indemnification) and to the other rights Tesla may have under these General Terms: (a) promptly secure the right to continue manufacturing and selling the Goods; or (b) if this cannot be accomplished with Commercially Reasonable Efforts, then replace or modify the Goods to make it non-infringing or without misappropriation; provided, however, that any such replacement or modification may not degrade the performance or quality of the Goods or disrupt Tesla’s business operations; or (c) if neither of the foregoing can be accomplished by Seller with Commercially Reasonable Efforts, then, no earlier than [***] after the date of Seller’s Infringement Notice, [***]. During the foregoing [***] period of time and unless prohibited by Law, Seller shall not suspend delivery of Goods in accordance with the Production Plan and Seller shall not [***] as the direct result of such infringement or misappropriation Claim. If Seller chooses to stop selling Goods to Tesla pursuant to this Section (but not if Seller is prohibited by Law from selling such Goods), Seller will be deemed to be in Default and Tesla may exercise its termination and other rights and remedies.

8.	Confidentiality. Tesla’s mutual non-disclosure agreement as of the Effective Date or, if applicable, the signed non-disclosure agreement then in effect between the Parties (“NDA”) sets forth the Parties’ respective confidentiality obligations hereunder. The NDA is hereby incorporated by reference in these General Terms and the Contract, and the terms and conditions of the NDA will continue in force throughout the Term and thereafter during the Confidentiality Period (as defined in the NDA).

9.	Property.

9.1	Property. The tooling, jigs, dies, gauges, fixtures, molds, patterns, other equipment (collectively, the “Tooling”), as well as the supplies, materials, and other tangible property that are or will be used by Seller to manufacture, store, and transport Goods, or used to develop or make Goods for Tesla (such Tooling, supplies, materials and other tangible property shall collectively be referred to as the “Property”) will be owned by Tesla if Tesla has [***] (“Tesla Property”); provided, however, that Property will not be deemed to be Tesla Property if Tesla has [***]. “Seller’s Property” means all Property which (a) is owned and/or used by Seller in connection with these General Terms and/or the Contract(s) and (b) is not Tesla Property. Seller will not purchase on the account of or charge Tesla for any Tesla Property except as authorized in a Purchase Order. Title to Tesla Property shall transfer to Tesla upon Tesla’s payment in full for such Property.

(a)	Seller will assign to Tesla contract rights or claims in which Seller has an interest with respect to Tesla Property and execute bills of sale, financing statements, or other documents requested by Tesla or required to evidence Tesla’s ownership of Tesla Property.

(b)	Seller will have no interest in Tesla Property paid for by Tesla except as an at-will bailee. To the extent permitted by law, Seller waives any lien or similar right it may have with respect to Tesla Property. Tesla is responsible for personal property taxes assessed against Tesla Property.

9.2

Operations and Maintenance. Seller will: (a) subject to Section 1.1(b) above, [***] procure, transport, install and configure at the Factory the Seller’s Property by the Parties’ agreed target date (e.g., as required for [***]); (b) subject to Section 1.1(b) above and [***], procure, transport, install and configure at the Factory additional Seller’s Property as reasonably required to deliver Goods in accordance with the Contract and the Production Plan; (c) [***] maintain all Seller’s Property used by Seller in good condition and repair, normal wear and tear excepted; (d) furnish, maintain in good condition, replace and improve all

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Seller’s Property reasonably required to deliver Goods in accordance with the Contract and the Production Plan; (e) use Tesla Property only for the manufacture, storage, and transport of Goods for Tesla unless Tesla otherwise approves in writing; and (f) at Tesla’s request and expense, mark Tesla Property as belonging to Tesla. Further, (g) Seller will not remove, sell, or dispose of any Seller’s Property from the Factory without Tesla’s prior written consent if and to the extent that such Property is reasonably required to manufacture and deliver Goods in accordance with the Contract and/or Production Plan and Tesla shall not unreasonably withhold, condition or delay such consent if and to the extent that such Property is not reasonably required for such purposes; (h) all replacement parts, additions, improvements, and accessories to Tesla Tooling will become part of Tesla Tooling; and (i) Tesla will, at its expense, be responsible for procuring, maintaining in good condition, replacing and improving all Tesla Property which Tesla is expressly required to provide hereunder as a Tesla Responsibility, if any, in order to enable Seller to perform its obligations under the Contract and the Production Plan.

9.3	Tesla’s Rights of Possession, Equitable Relief. Tesla has the right to the sole, unencumbered, unqualified, and absolute possession of Tesla Property at any time, as elected by Tesla and Seller will immediately release to Tesla upon request, and Tesla may retake immediate possession of Tesla Property at any time with or without cause and without payment of any kind unless otherwise provided in the Contract. Tesla will be responsible for transportation costs with respect to Tesla Property.

9.4	Waiver of Liens. As a continuing condition of Seller’s possession or use of Tesla Property, Seller shall ensure that no third party obtains any lien or other right in Tesla Property and hereby waives and relinquishes, and agrees to obtain from any third parties who might claim any such lien (including without limitation mechanic’s liens) or right, their written waiver and relinquishment of all rights, if any, to any lien or other right of retention whatsoever with respect to Tesla Property.

10.	Intellectual Property.

10.1	Covenant Not to Sue. Seller and its Affiliates covenant not to bring, assist others in bringing, or otherwise assert against Tesla and/or its Affiliates, and their respective successors and assigns, any claim for infringement of any of Seller’s and/or any of its Affiliates’ Intellectual Property Right incorporated in the Goods arising from any of the following: [***]. For the avoidance of doubt, the foregoing covenant extends to any application of one or more Goods if, at the time of sale of one or more Good(s) to Tesla, (a) Seller knows that Tesla and/or its Affiliates plans to use such Good(s) in such application or (b) the application by Tesla and/or its Affiliates is publicly available and/or disclosed.

10.2	Independent Efforts and Similar Goods. Provided there is no infringement of the other Party’s Intellectual Property Rights, nothing in these General Terms or the Contract will impair either Party’s right to develop, manufacture, purchase, use, sell or market, directly or indirectly, alone or with others, products or services competitive with those offered by the other Party.

10.3	No Implied Rights. Except for the rights expressly transferred in these General Terms or the Contract, nothing therein will operate to transfer any interest in Intellectual Property Rights by implication, estoppel or otherwise.

11.	Factory Colocation.

11.1	Factory Lease.

(a)

Tesla shall, at its cost and expense and as a Tesla Responsibility, procure the land and construct buildings thereon to be used as the Factory. Upon completion of construction of the Factory, the Parties shall negotiate in good faith, finalize and sign a lease setting forth the terms and conditions of Seller’s lease rights at the Factory (the “Factory Lease”). The Factory Lease shall: (i) provide that Tesla will provide Seller with the sufficient space and utilities for Seller to enable to perform its obligations under these General Terms and the Contract(s); (ii) specify [***] pursuant to the Pricing Agreement; (iii) [***]; (iv) specify that [***], unless otherwise provided in this General Terms; and (v) describe the area(s) leased to Seller to be used for Seller’s manufacturing of Goods at the Factory; (vi) define each Party’s financial and other responsibilities for utilities (e.g. gas, electric, water and

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treatment of waste water); (vii) specify that the Factory Lease will be subject to any restrictions generally applicable to the Factory and/or Tesla’s real property; and (viii) allocate responsibility between the Parties for environmental aspects of the Utilities (defined below); and (ix) include terms and conditions consistent with those set forth in this Section 11 and in the Pricing Agreement. The Parties shall negotiate the Factory Lease in good faith and, should no Factory Lease be entered into between the Parties by [***] (the “Lease Target Date”), Seller may terminate these General Terms and the remaining portion(s) of any Contract without any liability whatsoever to Tesla. The Parties may extend the Lease Target Date by mutual written agreement. The Factory Lease shall, upon execution by the Parties, be incorporated into these General Terms and immediately supersede and replace this Section 11.1 in its entirety without any further action of the Parties.

(b)	Tesla will, at its cost and expense and as a Tesla Responsibility, install, configure, maintain in good working order, and furnish the utilities required for Seller to perform its obligations under these General Terms and the Contract(s) and as agreed between the Parties (collectively, the “Utilities”), including gas, electric, water, and treatment of waste water.

(c)	The Parties shall discuss in good faith and sign a mutually-agreed matrix to describe each Party’s responsibility for various construction and/or operational activities at the Factory. The Parties shall also discuss in good faith the general configuration of Seller’s leased area(s) at the Factory to enable its performance under the Contract and Production Plan. Tesla must approve permanent fixtures and improvements in advance. Tesla and Sanyo will work together to obtain necessary permits relating to Seller’s leased area(s) at the Factory.

(d)	Tesla will provide to Seller Personnel assigned to work at the Factory the reasonable use thereof. Seller will use the Factory for the sole purpose of performing its obligations under these General Terms or the Contract. Seller will be responsible for any damage to the Factory caused by Seller Personnel normal wear and tear excepted.

(e)	Seller will permit Tesla and its agents and representatives to enter the area(s) leased to Seller if reasonably required for: (A) an emergency at any time; (B) a law enforcement or government inspection at any time; (C) Tesla personnel upon an agreed amount of notice, if and to the extent related to employee health & safety (EHS), security, audit (e.g., PPAP) or as separately approved by Seller in good faith; or (D) maintenance or repair of Tesla Property used by or for Seller.

(f)	If Tesla sells, transfers, assigns or otherwise disposes of the land and buildings covered by the Factory Lease and/or the Utilities to its Affiliates or a third party, any such sale, transfer, assignment or disposal shall be subject to any and all of Seller’s rights under the Factory Lease. Tesla shall not, during the term of Factory Lease, lease the Seller space covered by the Factory Lease to Tesla’s Affiliates or any other third party without Seller’s prior written consent.

11.2	Seller Personnel.

(a)	Responsibility for Seller Personnel. Seller will manage, supervise and provide direction to Seller Personnel and cause them to comply with the obligations and restrictions applicable to Seller under these General Terms and/or Contract. Each Party is responsible for the acts and omissions of its own personnel under or relating to these General Terms and/or the Contract. Seller is responsible for validating the identity of and ensuring that Seller Personnel assigned to perform work hereunder (i) have the legal right to work in the country(ies) in which they are assigned to work, and (ii) conform to all reasonable and applicable Tesla Policies disclosed to Seller and approved by Seller (such approval not to be unreasonably withheld, conditioned or delayed) with respect to personal and professional conduct at the Factory (including adherence to general safety, behavior, and security practices). From time to time, the Parties may also, in conjunction with the Production Meeting, consult in good faith regarding staffing requirements for Seller Personnel at the Factory.

(b)

Background Checks. Prior to assigning any Seller Personnel to work at the Factory, Seller shall perform a background check of each person or, in the case of employees or agents of a subcontractor, Seller shall cause the subcontractor to conduct such a background check. Such background checks

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may have been performed as part of Seller’s standard pre-employment screening process and will include the following, at a minimum but only to the extent permitted by applicable Law: (i) social security verification (for US employees); and (ii) felony and misdemeanor criminal checks. To the extent permitted by applicable Law, Tesla may require Seller to provide written evidence of the background checks on Seller Personnel at any time. Unless prohibited by Law, neither Party may assign any person to perform work at the Factory who was convicted of any criminal offense involving dishonesty, a breach of trust, money laundering, or who has been convicted of a felony crime within the last seven years without the other Party’s prior written consent.

11.3	Extension of Lease. Following expiration or termination of these General Terms, Seller shall be entitled to extend the duration of the Factory Lease as follows:

(a)	If Tesla terminates for Seller’s Default, Seller may continue its lease rights for [***]. Seller shall [***] and Seller shall [***].

(b)	If these General Terms expire or in the event of a termination for force majeure by either Party or termination for a Change of Control Event affecting the other Party, Seller may continue its lease rights for [***]. Seller shall [***] and the Parties shall negotiate in good faith a potential extension of the Factory Lease. In case of termination for force majeure or Change of Control by either Party, Tesla shall be responsible for [***]; provided, however, that Tesla will have sole financial responsibility with respect to any Tesla-Supplied Items and/or Utilities which were installed by Tesla (including the construction activities for which Tesla is solely responsible pursuant to the mutually-agreed matrix described in Section 11.1(c)). The Parties shall also, in connection with any such expiration or termination, discuss in good faith [***]. In the case of expiration (but not termination for force majeure or for Change of Control), Tesla acknowledges that it will be responsible for [***] provided that (i) Seller has used best efforts to [***], (ii) the [***] are mutually agreed in writing and in advance; provided, however, that such Tesla’s approval shall not be unreasonably withheld, delayed or conditioned, and (iii) Tesla shall not be responsible for any such [***]. Tesla will provide an estimated cost or profit for [***], and Seller will determine whether to [***]. Seller shall have financial responsibility for [***] if it chooses to [***]; provided, however, that Tesla shall pay Seller [***]. If Seller chooses to [***], Seller shall not be obligated to [***]. If Seller chooses to [***], Tesla shall bear [***], and if [***], Tesla will [***]. If Seller fails to [***], Seller will be deemed to have [***] and Tesla will [***] in its sole discretion and at Tesla’s sole expense or profit. For avoidance of doubt, Seller shall have no liability for Tesla’s failure to [***] in connection with any such [***]. In no event shall Tesla sell, lease, assign or otherwise transfer such Seller’s Property to any third party other than for [***]. Except as set forth in this paragraph, each Party shall be responsible for its own costs and expenses related to such expiration or termination.

(c)	If Seller terminates for Tesla’s Default, Seller may: (i) elect to continue its lease rights for [***] without [***] and Seller may [***] and, if applicable, [***]; and (ii) [***] the following [***], which will be considered [***] for purposes of Section 12.1(f) to these General Terms: [***].

(d)	If Seller terminates these General Terms and the Contract(s) due to a Change of Control Event with respect to Tesla, Seller may, in its sole discretion and in addition to the remedies contemplated in Section 11.3(b), choose to continue its lease rights for [***].

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12.	Liability.

12.1	Limitations of Liability and Exclusions.

(a)	Except as provided in Section 12.1(e), Tesla’s liability to Seller under these General Terms and all Contracts (including termination, expiration or cancellation) shall not exceed the following:

(i)	with respect to each investment by or for Seller in Seller’s Property as contemplated in Section 1.1(b) above and in the then-current Pricing Agreement, the agreed amount(s) due and payable therefor pursuant to these General Terms and the then-current Pricing Agreement;

(ii)	with respect to Goods or other items delivered by Seller pursuant to a Contract, [***] in accordance with the applicable Contract;

(iii)	with respect to amounts for which Tesla is expressly responsible pursuant to these General Terms – including Sections 2.4 (Tesla Responsibilities), 11.3 (Extension of Lease), and 13.4 (Obligations Upon Termination) if and to the extent applicable – and/or other relevant agreements between the Parties in connection with these General Terms (e.g., Factory Lease) if and to the extent applicable, the amounts due and payable therefor;

(iv)	with respect to Claims which are [***], [***]; and

(v)	for other damages which are recoverable pursuant to these General Terms and/or a Contract due to one or more events giving rise to liability in a rolling period of [***], [***].

(b)	Except as provided in Section 12.1(e), Seller’s total liability to Tesla under these General Terms and/or any Contract shall not exceed the following: (i) for Claims which are [***], [***]; and (ii) for one or more events giving rise to liability in a rolling period of [***], [***] the following (“Seller’s General Cap”): (A) [***], or (B) [***].

(c)	Except as provided in Section 12.1(e) and notwithstanding anything to the contrary in Sections 12.1(a) or 12.1(b) above, each Party shall be liable if it [***]; provided, however, that such liability shall not exceed [***].

(d)	Except as provided in Section 12.1(e) and to the extent permitted by applicable law, neither Party will be liable to the other Party for any anticipated profits, loss of revenue or savings, loss of goodwill, depreciation cost due to reduced production capacity, cost of capital, production downtime costs, interest, penalties or incidental, special, indirect, consequential, punitive, multiple, or exemplary damages or liabilities in connection with these General Terms and/or any Contract, whether for breach of contract, late payment, property damage, personal injury, illness, or death or otherwise, even if such Party was advised or was aware of the possibility of such damages or liabilities.

(e)	The limitations and exclusions of liability set forth in Sections 12.1(a), 12.1(b), 12.1(c) and 12.1(d) will not apply with respect to damages attributable to: (i) a Party’s intentional torts, unlawful conduct, willful misconduct, or gross negligence; or (ii) Losses related to Claims that are [***]. Further, the exclusions of liability set forth in Section 12.1(d) will not apply with respect to damages attributable to: (iii) Losses related to Claims that are [***].

(f)	The Parties acknowledge and agree that the following will be considered direct damages and that neither Party will assert that they are types of damages that are excluded under Section 12.1(d) to the extent they result from the failure of a Party (or entities or persons for whom a Party is responsible) to perform in accordance with these General Terms and/or the Contract:

(i)	costs and expenses for which a Party is expressly responsible under these General Terms or a Contract, including costs and expenses related to [***] and Tesla’s obligations to pay [***] paid by Seller [***];

(ii)	the actual and reasonable damages, losses, costs and expenses incurred by Tesla as a direct result of Seller’s Default pursuant to Section 3.3 (Time is of the Essence);

(iii)	actual and reasonable damages, losses, costs and expenses incurred by Tesla as contemplated in Section 5.9 [***];

(iv)	payments, fines, penalties or interest imposed by a governmental body or regulatory entity, to the extent caused by the other Party, the other Party’s Affiliates, or their respective agents and subcontractors;

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(v)	actual and reasonable damages, losses, costs and expenses as a direct result of Seller’s failure to comply with its obligations under [***], but only to the extent that [***];

(vi)	amounts for which a Party is expressly responsible pursuant to these General Terms (including Sections 2.4 (Tesla Responsibilities), 11.3 (Extension of Lease), and 13.4 (Obligations Upon Termination)), the then-current Pricing Agreement, and/or each Contract;

(vii)	damages in tort attributable to the “simple” or “ordinary” negligence of a Party, its employees and/or agents in a manner related to these General Terms, a Contract and/or the Factory;

(viii)	actual and reasonable costs and expenses to [***], to the extent caused by the other Party, its employees and/or agents or, if [***]using Commercially Reasonable Efforts, damages in an amount equal to [***];

(ix)	actual and reasonable damages for personal injury, illness and/or death with respect to a Party’s employees or agents to the extent caused by the other Party’s failure to maintain adequate health and safety conditions at the Factory; and

(x)	actual and reasonable damages and liability incurred by a Party with respect to environmental conditions or issues (including actual and reasonable costs of remediation, if applicable), either (A) to the extent caused by the other Party and/or (B) to the extent such conditions or issues are the legal responsibility of the other Party.

(g)	Each Party shall use Commercially Reasonable Efforts to mitigate the damages incurred in connection with any breach by the other Party.

(h)	Subject to Sections 5.4(f) and 5.9 and subject to the limitations and exclusions set forth in this Section 12.1, all remedies provided in these General Terms and/or the Contract are cumulative and in addition to and not in lieu of any other remedies available to a Party under these General Terms and/or the Contract, at law, or in equity.

12.2	Force Majeure. “Force Majeure Event” means an event beyond the reasonable control of a Party that delays or prevents the Party from performing its obligations under these General Terms and/or the Contract, provided that (a) the non-performing Party is without fault in causing or failing to prevent the event, and (b) the event cannot be circumvented through the use of commercially reasonable alternative sources, workaround plans or other means. The affected Party will promptly notify the other Party of any Force Majeure Event and of its plans and efforts to implement a work-around, in which case the affected Party will be excused from further performance of the affected obligations as long as the Force Majeure Event continues. The affected Party will continue to use Commercially Reasonable Efforts to perform to the extent possible and will comply with any applicable and agreed disaster recovery obligations. The affected Party will notify the other Party promptly when the Force Majeure Event has abated. If a Force Majeure Event prevents performance for more than [***], then the unaffected Party may terminate these General Terms and the Contract(s) as of a date specified by such Party in a written notice of termination to the affected Party, in which case (i) Tesla will pay Seller’s charges for Goods delivered in accordance with [***], but (ii) Tesla will not be liable for any costs pertaining to [***] and (iii) neither Party will be liable to the other Party for payment of [***], except as may be expressly permitted under Section 11.3(b). If a Force Majeure Event prevents performance by Seller and results in a backlog of unfulfilled orders for Goods, Seller shall, as directed by Tesla, [***] within the [***] period.

13.	Term and Termination.

13.1	Initial Term and Renewal. These General Terms will be effective as of the Effective Date and continue through the date that occurs [***] after Seller achieves Start of Production at the Factory (the “Term”). Beginning [***] after the Start of Production and at least [***] during the Term, the Parties will discuss in good faith the possibility of extending the Term. The “Start of Production” will be deemed to occur on the first day of the month following the month in which Seller delivers battery cells manufactured at the Factory [***].

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13.2	Termination, Generally. These General Terms and the Contract may only be terminated as provided in this Section 13 (Term and Termination). Termination by a Party will be without prejudice to any other rights and remedies available to a Party. Neither Party will be obliged to pay any termination charges or demobilization fees to the other Party in connection with any termination, except as may be expressly set forth in these General Terms and/or the applicable Contract.

13.3	Termination. Subject to Sections 2.4 (Tesla Responsibilities) of these General Terms, the Party who is not in Default may terminate these General Terms and/or the Contract as follows: (a) if the other Party breaches a material obligation under these General Terms and/or the Contract and fails to cure the breach within [***] days after receipt of notice of such breach expressly stating the non-breaching Party’s intent to terminate (“Notice of Termination”) or, if the breach cannot reasonably be cured within such [***] period, [***] days after receipt of Notice of Termination; (b) if the other Party becomes a debtor in a bankruptcy, insolvency, receivership, or similar proceeding commenced by a third party that is not dismissed within a reasonable time after commencement; or (c) immediately upon Notice of Termination in the event of an incurable material breach, including (i) a Party’s repudiation of these General Terms and/or the Contract, (ii) in case of Section 6.4 (Debarment), or (iii) if the other Party makes an assignment for the benefit of creditors in violation of these General Terms and/or the Contract or voluntarily institutes proceedings in bankruptcy or insolvency. Each of the foregoing types of breach shall be deemed to be a “Default.” The Parties may also terminate: (d) as provided in Section 12.2 (Force Majeure); or (e) [***] after such Change of Control Event. The Party that issues the Notice of Termination may approve a longer cure period in its sole discretion.

13.4	Obligations Upon Termination. Following any termination pursuant to Section 13.3 above and in addition to any actions or payments expressly required by these General Terms and/or the applicable Contract:

(a)	Seller shall:

(i)	immediately cease all work under the Contract, unless and to the extent that Tesla requests that Seller complete the manufacture of Goods using materials and components which were previously acquired by Seller within the applicable Lead Time to meet its obligations under the affected Contract(s) and which Seller cannot, using Commercially Reasonable Efforts, [***] in a manner that results in [***]with respect to such materials and components;

(ii)	transfer title and deliver to Tesla all finished Goods completed prior to the termination date, provided that Seller may in its sole but reasonable discretion change the payment terms for such Goods if Seller has terminated for Tesla’s Default;

(iii)	without limiting Seller’s right to damages for Tesla’s Default, [***];

(iv)	cooperate with Tesla in minimizing costs and losses related to the termination (including, without limitation, by returning the materials for a refund or credit or otherwise using or selling to any of Seller’s other customers);

(v)	upon termination of the Factory Lease, comply with the obligations described in the Factory Lease and in Section 11.3 above with respect to [***]; and

(vi)	in case of Tesla’s termination for Seller’s Default and if requested by Tesla, but subject to Seller’s actual capacity, labor constraints and supply chain constraints, issue a final Purchase Order for a quantity of Goods at volumes not in excess of [***] of purchases by Tesla over the [***] preceding termination and on the [***], and Seller shall not reject such Purchase Order.

(b)	Tesla will, after exercising any setoff rights permitted by Law, pay to Seller the following amounts, without duplication and in accordance with the then-current payment terms between Tesla and Seller:

(i)	The purchase price for all conforming Goods received by Tesla prior to the termination date or delivered following the termination date pursuant to this Section 13.4;

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(ii)	[***], unless Tesla has terminated for either (A) Seller’s Default or (B) a Change of Control Event with respect to Seller; and

(iii)	[***] paid by Seller for [***]at the Factory for which [***]; provided, however, that Tesla shall not have any obligation to [***]such amounts if Tesla terminates (A) for Seller’s Default, (B) as permitted under Section 12.2 (Force Majeure), or (C) for a Change of Control Event with respect to Seller; and

(iv)	Any costs and/or expenses that Tesla is obligated to pay pursuant to Section 11.3 (Extension of Lease).

(c)	Notwithstanding any other provisions herein to the contrary but subject to Section 12 (Liability), in case of a Party’s termination due to Change of Control with respect to the other Party, the Party exercising such termination right shall be entitled to recover a termination charge equal to the following: (i) in [***] of the Term, [***]; (ii) in [***] of the Term, [***]; and (iii) thereafter during the Term, [***].

14.	Insurance. During the Term of these General Terms, Seller shall obtain and maintain at its own cost and expense (and shall cause each subcontractor to maintain) policies for the types and amounts of insurance that are required under applicable Law.

15.	Dispute Resolution.

15.1	Governing Law. These General Terms and each Contract will be interpreted and construed in accordance with the substantive Laws of California and the United States generally applicable therein, without regard to any provisions of its choice of law rules that would result in a different outcome. The UN Convention on Contracts for the International Sale of Goods will not apply to the Contract.

15.2	Informal Dispute Resolution. In the event any disputes, differences or controversies arise between the Parties, out of or in relation to or in connection with the provisions of these General Terms and/or the Contract, the Parties shall thoroughly explore all possibilities for an amicable settlement.

15.3

Arbitration. Any dispute arising out of or relating to these General Terms and/or a Contract that is not resolved through negotiation shall be settled exclusively by final and binding arbitration conducted in accordance with the then-current Commercial Arbitration Rules of the Judicial Arbitration and Mediation Services/Endispute (“JAMS”). The existence, content and result of the arbitration shall be held in confidence by the Parties, their representatives, any other participants, and the arbitrator. The arbitration will be conducted by a single arbitrator selected by agreement of the Parties or, failing such agreement, appointed in accordance with the JAMS rules. The arbitrator shall be experienced in agreements for capital equipment. Any demand for arbitration and any counterclaim will specify in reasonable detail the facts and legal grounds forming the basis for the claimant’s request for relief and will include a statement of the total amount of damages claimed, if any, and any other remedy sought by the claimant. The arbitration will be conducted in the English language in San Francisco, California. Each Party will bear its own expenses in the arbitration and will share equally the costs of the arbitration; provided, however, that the arbitrator may, in their discretion, award reasonable costs and fees to the prevailing Party. The arbitrator will have full power and authority to determine issues of arbitrability and to interpret or construe the applicable provisions of the Contract and/or these General Terms and to fashion appropriate remedies for breaches of the Contract and/or these General Terms (including interim or permanent injunctive relief); provided that the arbitrator will not have any right or authority: (i) in excess of the authority of a court having jurisdiction over the Parties and the dispute would have absent this arbitration agreement; (ii) to award damages in excess of the types and limitation of damages found in the Contract and/or these General Terms; or (iii) to modify the terms of either the Contract or these General Terms. The award of the arbitrator will be issued within thirty (30) days of the completion of the hearing, shall be in writing, and shall state the reasoning on which the award is based. Judgment upon the award rendered in the arbitration may be entered in any court of competent jurisdiction. Each Party will have the right to apply at any time to a judicial authority for appropriate injunctive relief (or other interim or conservatory measures), and by doing so will not be deemed to have breached its agreement to arbitrate or to have

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impaired the powers reserved to the arbitrator. The Parties further consent to the jurisdiction of any state or federal court with subject matter jurisdiction located within a district that encompasses assets of a Party against whom a judgment (or award) has been rendered for the enforcement of the judgment (or award) against the assets of such Party.

15.4	Continued Performance. Each Party agrees to continue performing its obligations under these General Terms and each Contract while a dispute is being resolved unless and until such obligations are terminated by the termination or expiration thereof.

16.	Miscellaneous.

16.1	Notices. All formal notices, requests, demands, approvals and communications under these General Terms and/or the Contract (other than routine operational communications) (collectively, “Notices”) will be in writing and may be served either (a) in person or (b) by registered or certified mail with proof of delivery, addressed to the Party at the addresses set forth below. Notices given as described in the preceding sentence will be considered received on the day of actual delivery. A Party may change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee in the manner provided above. The Parties may mutually agree that certain types of routine approvals and notices of a non-legal nature may be given by electronic mail.

In the case of Tesla:	With a copy to:

Tesla Motors, Inc.	Tesla Motors, Inc.
3500 Deer Creek Road, Palo Alto, CA 94304	3500 Deer Creek Road, Palo Alto, CA 94304
Attn: Director, Battery Technology	Attn: Legal Department

In the case of Seller:	With a copy to:

SANYO Electric Co., Ltd.	Panasonic Corporation
Portable Rechargeable Battery Business Division	Automotive & Industrial Systems Company
222-1, Kaminaizen, Sumoto City, Hyogo	1006 Kadoma, Kadoma City, Osaka
656-8555, Japan	571-8506, Japan
Attn: Associate Director, Global Sales & Marketing	Attn: Legal Center, Business Promotion Group

16.2	Audit and Inspection. Tesla and its authorized representatives shall have the right with reasonable prior written notice from time to time to access Seller’s leased areas approved by Seller (such approval will not be unreasonably withheld by Seller) and, subject to the NDA, verify Seller’s compliance with the terms of these General Terms and the Contract. Seller will maintain records as reasonably necessary to demonstrate Seller’s compliance with the terms of these General Terms, the Production Pricing Agreement, and the Contract, including showing that amounts charged to Tesla are true and correct. Such audit will be made at the agreed date and the normal business hour of Seller at the Factory. Tesla and its representatives may audit Seller’s records made within [***] prior to the audit date, to the extent needed to verify compliance with these General Terms, the Production Pricing Agreement, and the Contract, and Seller will make such records available to Tesla and its auditors for examination and copying upon their reasonable request; provided that Seller is not obliged to make available any technical or engineering confidential records, data and/or information owned or controlled by Seller without the prior written agreement between the Parties. Any audit will be conducted at Tesla’s expense. Notwithstanding the foregoing and unless approved otherwise by Seller, any audit of Seller’s compliance with [***] shall be conducted solely by an authorized third-party representative of Tesla which is bound not to disclose to Tesla the specific [***].

16.3	Entire Agreement. These General Terms and each Contract constitute the entire agreement between the Parties with respect to its subject matter, and supersedes all prior oral or written representations or agreements by the Parties with respect to the subject matter of these General Terms and the Contract. Except as authorized in Section 2.2, no subsequent terms, conditions, understandings, or agreements purporting to modify the terms of these General Terms or the Contract will be binding unless in writing and signed by Tesla and Seller.

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16.4	Assignment and Subcontracting.

(a)	Without prior written consent of the other Party, neither Party may assign these General Terms or any Contract or subcontract or delegate the performance of its duties thereunder, and any attempt to do so shall be void; provided, however, that (i) each Party may, without requiring the other Party’s consent or meeting any other condition, add an Affiliate which operates in the Factory as a co-party to these General Terms and/or any Contract, and (ii) Tesla may, upon the written notice to Seller, assign any or all of its rights, benefits or remedies under any Contract to an Affiliate which assumes all of Tesla’s obligations under the Contract, provided that Tesla remains responsible for (1) payment if the Affiliate fails to pay in accordance with the Contract, (2) performance of Tesla Responsibilities applicable to the Contract, if any, if the Affiliate fails to perform such Tesla Responsibilities and (3) Tesla’s indemnification obligations provided in Section 7.2.

(b)	If Seller intends that all or part of the manufacture of Goods will be subcontracted to a third-party subcontractor, Seller will: (i) be solely responsible for payments to the subcontractor; (ii) include in its purchase order or any other contract with the subcontractor a waiver of subcontractor liens to the maximum extent permitted by applicable law; (iii) before permitting any subcontractor to use Tesla Property and/or access the Facility, obtain Tesla’s prior written consent; (iv) provide notice to Tesla at each Production Meeting of [***]; and (v) [***] in connection with these General Terms and/or a Contract as reasonably requested by Tesla within a reasonable time after receipt of Tesla’s notice and following a good faith discussion. Tesla has no obligation with respect to Seller’s subcontractor other than payment to Seller of the agreed price of the conforming Goods delivered to Authorized Purchasers pursuant to their Purchase Order(s) accepted by Seller except as provided in [***].

(c)	Any subcontracting, assignment or delegation by Seller does not relieve Seller of any responsibility under the Contract, and Seller remains responsible to the same extent as if the subcontracted, assigned or delegated responsibilities were retained by Seller.

(d)	In the event of a Change of Control Event affecting a Party, the person or entity which acquires Control of the Party shall be subject to the terms and conditions of, and shall assume all of the acquired Party’s obligations under, these General Terms and the affected Contract(s).

(e)	These General Terms and all Contract(s) shall be binding upon the respective successors and permitted assigns of the Parties.

16.5	Relationship of Parties. The Parties are independent contractors under these General Terms and the Contract and no other relationship is intended, including, without limitation, a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither Party shall act in a manner that expresses or implies a relationship other than that of independent contractor, nor bind the other Party.

16.6	No Waiver. The failure of either Party to enforce on a particular occasion any right or remedy provided in these General Terms and/or the Contract or by law or in equity will not be deemed a waiver of that right or remedy on a subsequent occasion or a waiver of any other right or remedy.

16.7	Rules of Interpretation. Section references are to sections of the document in which the reference is contained and will be deemed to refer to and include all subsections of the referenced section. The section headings in these General Terms are for reference purposes only and may not be construed to modify or restrict any of the terms of these General Terms and/or the Contract. These General Terms and each Contract will be deemed to have been written by both Tesla and Seller. Unless the context requires otherwise, (a) “including” (and any of its derivative forms) means including but not limited to, (b) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, (c) the words “will” and “shall” are shall be understood to apply to a mandatory obligation, not a permissive statement, and (d) terms defined in the singular include the plural and vice versa. These General Terms and the Contract Documents are written in the English language, and the English text of these General Terms and of each Contract shall prevail over any translation hereof.

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16.8	Conflicts. In the event of a conflict between or among the documents comprising these General Terms and/or a Contract, the following order of precedence will apply (documents listed in descending order of priority): (a) any written agreement signed by authorized representatives of the Parties expressly amending these General Terms and/or a Contract Document; (b) the applicable Purchase Order accepted by Seller; (c) the Production Plan; (d) a Pricing Agreement signed by the Parties; (e) any Product-specific exhibits or attachments to these General Terms; (f) these General Terms and any exhibits, attachments, schedules and documents included or referenced in these General Terms that are not Product-specific attachments or schedules; and (g) any other Contract Document. These General Terms shall supersede any standard terms and conditions that are automatically attached to purchase orders issued by Tesla.

16.9	Severability. If for any reason a court of competent jurisdiction finds any provision of these General Terms and/or the Contract to be unenforceable, that provision of these General Terms and/or the Contract will be enforced to the maximum extent permissible so as to implement the intent of the Parties, and the remainder of these General Terms and/or the Contract will continue in full force and effect.

16.10	Survival. Any provision of these General Terms and/or of a Contract that contemplates or governs performance or observance subsequent to termination or expiration thereof will survive the expiration or termination thereof for any reason, including without limitation Seller’s obligations, representations and warranties and Tesla’s rights under the Contract with respect to Goods delivered or ordered thereunder.

16.11	No Third Party Beneficiaries. These General Terms and each Contract are entered into solely between Tesla and Seller and, except for the Parties’ indemnification obligations under Section 7 (Indemnification) and the Authorized Purchasers, will not be deemed to create any rights in any third parties or to create any obligations of either Tesla or Seller to any third parties.

16.12	Counterparts. These General Terms may be executed in counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

16.13	Non-Solicitation. During the term of these General Terms, neither Party shall knowingly solicit for employment or induce to resign from the other Party any of the other Party’s then current employees, directors or officers who are directly involved in the performance of these General Terms and/or the Contract without the prior written consent of the other Party. The foregoing shall not apply to advertisements or general solicitations that do not specifically target the other Party’s employees.

16.14	Covenant of Good Faith. Except where an obligation is specifically identified as being in a party’s sole discretion, each Party, in its respective dealings with the other Party under or in connection with these General Terms and each Contract, shall act in good faith and with fair dealing.

16.15	Electronic Communication. Subject to Section 2.4(c), Seller will comply with the method of electronic communication reasonable specified by Tesla from time to time, including requirements for electronic funds transfer, purchase order transmission, electronic signature, and communication.

16.16	Environmentally Friendly Practices. In addition to complying with all environmental and safety requirements, to the maximum extent practicable, each Party will use environmentally conscious materials and practices in the development, manufacturing, packaging and delivery of all Goods and/or in connection with the Factory.

16.17	Defined Terms. Terms used in these General Terms with initial capitalization have the meanings specified where used or in this Section 16.17.

(a)	“Affiliate” means with respect to an entity, any other entity or person Controlling, Controlled by, or under common Control with, such entity.

(b)	“Anti-Bribery Laws” means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act of 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (in each case, as amended from time to time) and all other applicable national, regional, provincial, state, municipal or local laws and regulations that prohibit the bribery of, or the providing of unlawful gratuities, facilitation payments or other benefits to, any government official or any other person.

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(c)	“Authorized Purchaser” means Tesla or any Affiliate of Tesla that is authorized by Tesla to purchase Goods on behalf of Tesla and that Tesla notifies in writing to Seller.

(d)	[***].

(e)	[***].

(f)	“Change of Control Event” means a transaction or event involving a Party whereby (i) any other entity, person or “group” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) has acquired Control of all or substantially all of the assets, of such Party (or any parent company of such Party), whether directly or indirectly, in a single transaction or series of related transactions, or (ii) such Party (or any parent company of such Party) has consolidated with, or merged with or into, another entity, or sold, assigned, conveyed, transferred, leased or otherwise disposed of all or substantially all of its assets to another person(s) or entity(ies).

(g)	“Claim” means any demand, or any civil, criminal, administrative or investigative claim, action or proceeding (including arbitration) asserted, commenced or threatened against an entity or person by an unaffiliated third party. For the purposes of this definition, an employee of either Party is considered an unaffiliated third party.

(h)	“Commercially Reasonable Efforts” means taking all such steps and performing in such a manner as a well-managed company would undertake where it was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

(i)	“Contract Documents” means the Purchase Order accepted by Seller, the applicable Pricing Agreement (if any), the provisions of these General Terms relevant to the obligations under the accepted Purchase Order (e.g., production and delivery of Goods), documents and attachments which are both referenced in any of the foregoing (including Specifications) relevant to the obligations under the accepted Purchase Order (e.g., production and delivery of Goods), and any other additional written agreements which are signed by authorized representatives of the Parties and pertain to the obligations under the accepted Purchase Order (e.g., production and delivery of Goods).

(j)	“Control” means possessing, directly or indirectly, the power to direct or cause the direction of the management, policies or operations of an entity, whether through ownership of voting securities, by contract or otherwise.

(k)	“Effective Date” has the meaning set forth in introduction.

(l)	“Goods” means all products specifically identified in a statement of work or product specific attachment or amendment to these General Terms, and all products that are not so identified, but which are made by or on behalf of Seller at the Factory and offered or sold by Seller to Tesla or any of its Authorized Purchasers. Goods shall include goods made by or on behalf of Seller at the Factory and sold by Seller to any Authorized Purchaser, directly or indirectly including through resellers, distributors, value-added distributors and subassembly manufacturers. “Goods” includes prototype and development parts, pre-production versions of Goods. To the extent that the Goods are Software, references to “sale” or words of similar meaning shall be deemed to refer to a “license” of such Goods consistent with the terms in the Contract.

(m)	“Intellectual Property Rights” means all intellectual and industrial property rights recognized in any jurisdiction, including copyrights, mask work rights, moral rights, trade secrets, patent rights, rights in inventions, trademarks, trade names, and service marks (including applications for, and registrations, extensions, renewals, and re-issuances of, the foregoing).

(n)	“Law(s)” means any statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any governmental authority at any level (e.g., municipal, county,

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province, state or national). For the avoidance of doubt, the term “Laws” includes any and all applicable Anti-Bribery Laws and any and all applicable Laws with respect to: (i) occupational safety and health; (ii) protection of persons and property from death, injury or damage; (iii) the environment and the use, handling, storage, labeling and disposal of toxic or hazardous materials; and/or (iv) labor and employment.

(o)	“Lead Time” means the time expressly agreed upon in a written agreement signed by the Parties that an order should be placed so that the supplier of the good or service may deliver by the desired delivery date, or if not so agreed, the reasonable amount of time required by a typical supplier in the relevant industry, to manufacture the goods or complete the services that are the subject of the order.

(p)	“Module” means smallest replaceable unit in a Tesla battery pack. In the case of the Tesla Roadster, the Module consists of 621 battery cells connected in a series/parallel arrangement.

(q)	“Person” means an individual, corporation, partnership, limited partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

(r)	“Purchase Order” means a purchase order for Goods issued by Tesla or another Authorized Purchaser (e.g., a Production Order or a Discrete Order).

(s)	“Seller Personnel” means any personnel furnished by Seller or any of its Affiliates and working at the Factory in connection with the Contract, including employees and independent contractors of Seller, its Affiliates and subcontractors.

(t)	“Seller’s Property” has the meaning given in Section 9.1 of these General Terms.

(u)	“Specifications” means the most current version of all applicable specifications and requirements that are: (i) provided by Tesla (including other documents or requirements specifically incorporated or referenced in these General Terms, Purchase Orders, bills of materials, statements of work, project schedules, drawings, and CAD data) and approved in writing by Seller; and/or (ii) provided by Seller (including any samples, drawing, CAD data, spec sheets, or other descriptions or specifications or representations) and either (a) approved of by Tesla in writing or (b) relied upon by Tesla. Notwithstanding anything to the contrary in these General Terms, the Parties intend to describe all aspects of the design of the Goods in the applicable Specifications to the extent feasible.

(v)	“Tesla” means Tesla Motors, Inc. and/or an Affiliate(s) of Tesla.

(w)	“Tesla Motors Supplier Handbook” means the most current version of the written set of guidelines, standards and requirements provided by Tesla regarding development and production of Goods under these General Terms. The Tesla Motors Supplier Handbook may be provided by Tesla electronically or via a web-based portal.

(x)	“Tesla Product” means any product that is manufactured by or on behalf of Tesla (excluding Goods). Tesla Products may include vehicles, chargers, subassemblies, systems and components.

(y)	“Tesla-Supplied Items” means, collectively, the raw materials, components, supplies, and/or services to be provided by Tesla in connection with these General Terms (e.g. Utilities) and/or the Contract as a Tesla Responsibility.

(z)	“US Person” means a United States citizen, entity organized under the Laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories.

(aa)	“Warranty Period” has the meaning given in Section 5.1(a).

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IN WITNESS WHEREOF, the Parties have executed these General Terms by persons duly authorized below:

Tesla Motors, Inc.		Panasonic Corporation

By:	/s/ JB Straubel	By:	/s/ Yoshio Ito
Printed: JB Straubel Title: Chief Technology Officer Date: October 1, 2014		Printed: Yoshio Ito Title: Senior Managing Director, Member of the Board President, Automotive & Industrial Systems Company Panasonic Corporation Date: September 30, 2014

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Exhibit 1 – Quality Requirements

1. Quality Requirements. All Goods sold to Tesla under the Contract shall be manufactured and provided in accordance with agreed Tesla’s quality control procedures and requirements, including, without limitation, all Tesla quality standards (collectively, the “Quality Requirements”). The Parties shall determine upon the mutual consultation whether the Goods meet the Quality Requirements. Seller shall, in accordance with the Quality Requirements, provide, maintain and enforce all measures necessary to secure the quality of Goods and the manufacturing processes thereof, including without limitation, quality control standards, inspection standards and specifications.

2. PPAP. All cells shall go through a formal Production Part Approval Process (“PPAP”) process prior to use in a Tesla product. The PPAP process requires a review of product and process documents (FMEA, Control Plans, Inspection Standard, IEEE, etc.) and a process audit (as deemed necessary by Tesla Quality Personnel). Seller shall inform Tesla of any process and product changes that occur after completion of the PPAP process.

3. Evidence of Seller’s Quality Assurance; Testing. Upon Tesla’s request and within the scope that the Parties agree, Seller shall deliver to Tesla [***] as will validate compliance with all Quality Requirements. If quality problems based upon the Quality Requirements arise from the Goods, Tesla may, upon prior notice and during normal business hours: [***].

4. Pre-delivery Inspection. Seller shall be responsible for the quality control of the Goods it supplies to Tesla pursuant to the Contract, including, without limitation, adequate inspection and testing of Goods prior to delivery.

5. Tesla Testing. If quality problems based upon the Quality Requirements arise from the Goods, upon receipt of a reasonable request by Tesla, Seller shall promptly conduct required engineering and quality control tests of Goods manufactured pursuant to the Contract, and shall provide Tesla with the results of those tests.

6. This Exhibit 1 does not limit the Parties’ respective rights and obligations under the Contract.

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[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.